Exhibit 99.1

                    American Banknote Corporation
                          410 Park Avenue
                      New York, NY  10022-4407

Contact:     Jean Marie Young
             Director   Investor Relations
             (212) 593-5700
                                                    FOR IMMEDIATE RELEASE

               AMERICAN BANKNOTE CORPORATION ANNOUNCES
                    DELAY IN FILING FORM 10-K

NEW YORK, April 20, 1999   American Banknote Corporation (NYSE:ABN) announced
today that the filing of its Annual Report on Form 10-K for the year ended December 31, 1998 has been delayed.

The Company believes that its financial statements for the years ended December 31, 1997 and December 31, 1996, as well as the interim financial statements for each of the first three quarters of 1998, will require restatement if the financial statements of its former subsidiary, American Bank Note Holographics, Inc. are restated for the same periods.

The Company also reported that its subsidiaries are currently in negotiation with their lenders in Australia and France to waive or amend certain financial covenants of their respective loan agreements because the subsidiaries are currently not in compliance with such covenants, although each is current on all of its debt service requirements.

Additionally, the Company reported that its Australian subsidiary has retained an investment advisor to assist it in the sale of its security printing solutions business with the expected proceeds to be used to reduce debt in Australia. It is anticipated that a sale could be concluded by the third quarter of this year.

The Company's domestic subsidiary's existing revolving credit agreement matures on April 30, 1999. The subsidiary is presently negotiating a new credit facility with another financial institution.

The Company also reported that it has retained The Blackstone Group to explore strategic alternatives with respect to improving its capital structure, including a debt restructuring and/or a sale of certain assets to reduce its debt. The recent currency devaluation of the real in Brazil has adversely affected the amount of dividends available in U.S. dollars to the Company from its Brazilian subsidiary. In addition, the previously announced restructuring of the Company's domestic printing subsidiary has


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reduced cash flow available for dividends to the Company from that subsidiary.
These events may have an adverse affect on the Company's ability to meet all of the required interest payments due June 1, 1999 on its outstanding debt securities.

There can be no assurance that the Company's subsidiaries will be able to execute amendments or waivers to the loan agreements or a new credit agreement or finalize a sale of the security printing solutions business in Australia. In addition, there can be no assurance that the Company will be able to improve its capital structure through a debt restructuring or asset sale.

The Company has also disclosed that the Securities & Exchange Commission has initiated a formal investigation involving the Company that appears to relate to the revenue recognition issues involving its former subsidiary, American Bank Note Holographics, Inc. (NYSE:ABH). The Company is cooperating with the investigation.

Morris Weissman, Chairman and Chief Executive Officer of American Banknote Corporation, commented, "We believe that the actions being taken by the Company and our subsidiaries will significantly improve the Company's and its subsidiaries' capital structures. This will allow the Company to employ its resources to grow its business and realize the significant growth opportunities available in its markets. Generally speaking, our operating businesses are performing well and certain products continue to achieve excellent growth."

Weissman added, "The recent acquisition of Transtex in Argentina solidifies our transaction card business in South America, and we are looking to expand our card business into Asia as well. The outsourcing opportunities continue in many of our markets and we've had some recent successes in both card and document personalization outsourcing."

American Banknote Corporation is a leading global full-service provider of secure transaction solutions in carefully selected markets along three major product groups: Transaction Cards & Systems, Printing Services & Document Management, and Security Printing Solutions. A combined strategy of operating along product lines and constant expansion of transaction activities worldwide reflects the rapidly changing field of electronic commerce.


Statements about future results made in this release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform act of 1995. These statements are based on current expectations and the current economic environment. The Company cautions that these statements are not guarantees of future performance. They involve a number of risks and uncertainties that are difficult to predict. Actual results could differ materially from those expressed or implied in the forward-looking statements. Important assumptions and other important factors that could cause actual results to differ materially from those in the forward-look statements are specified in the Company's Annual Report on Form 10-K and quarterly reports on Form 10-Q on file with the Securities and Exchange Commission.

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